UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 14, 2011

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On January 14, 2011, Cheniere Energy Partners, L.P. (the “Partnership”) entered into a Strategic Equity OfferingSM Sales Agreement (the “Agreement”) with Miller Tabak + Co., LLC (“Miller Tabak”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through Miller Tabak, as the Partnership's sales agent or principal, up to 1,000,000 common units representing limited partner interests in the Partnership (the “Units”). The agented sale of the Units, if any, will be made by means of ordinary brokers' transactions, in block transactions or as otherwise agreed with the Partnership. Under the terms of the Agreement, the Partnership may also enter into a separate agreement to sell Units to Miller Tabak as principal at a price agreed at the time of sale.

         The Units will be issued pursuant to the Partnership's shelf registration statement on Form S-3 (Registration No. 333-168942 ).

         The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such Agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

Item 9.01    Financial Statements and Exhibits.
d) Exhibits
Exhibit
Number        Description

1.1    Strategic Equity OfferingSM Sales Agreement, dated January 14, 2011, by and between Cheniere Energy Partners, L.P. and Miller Tabak + Co., LLC.

5.1    Opinion of Andrews Kurth LLP regarding the legality of the Units.

8.1    Opinion of Andrews Kurth LLP regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

By: CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date: January 14, 2011	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

1.1    Strategic Equity OfferingSM Sales Agreement, dated January 14, 2011, by and between Cheniere Energy Partners, L.P. and Miller Tabak + Co., LLC.

5.1    Opinion of Andrews Kurth LLP regarding the legality of the Units.

8.1    Opinion of Andrews Kurth LLP regarding tax matters.